FOR IMMEDIATE RELEASE

CONTACT: Walter E. Daller Jr., President and CEO

PHONE: 215-256-8851 ext. 1201

FIRST QUARTER EARNINGS UP

AT HARLEYSVILLE NATIONAL CORPORATION

HARLEYSVILLE, PA (April 8, 2003)- Harleysville National Corporation (HNC) (Nasdaq:HNBC), today announced record first quarter 2003 earnings of $8,465,000, an 8.3% increase over first quarter 2002 earnings of $7,813,000. The company's consolidated total assets were $2,470,414,000 at March 31, 2003, 13.7% above the March 31, 2002, level of $2,172,935,000.

For the quarter ending March 31, 2003, diluted earnings per share of $.43 were 7.5% higher than the $.40 earned during the first quarter of 2002, and basic earnings per share at $.45 were up 9.8% from $.41 in the first quarter of 2002.

"We are pleased to report an increase in earnings at the beginning of a challenging new year," said Walter E. Daller Jr., President and CEO of HNC. "Our community style of banking, coupled with our history of providing innovative services, continues to attract more market share," he added.

Net interest income on a fully tax-equivalent basis in the first quarter of 2003 decreased $755,000 or 3.4% over the same period in 2002. This decrease in tax-equivalent net interest income was the result of the reduction in the net interest margin in the first quarter of 2003, compared to the first quarter of 2002. The net interest margin for the first quarter of 2003 of 3.68%, decreased from the first quarter of 2002 net interest margin of 4.31%. The corporation experienced a trend of decreasing net interest margins throughout 2002 as a result of the reinvestment yields on earning assets being lower than the yield earned on maturing earning assets, and the lower loan demand experienced during 2002. This trend was broken during the first quarter of 2003, when the net interest margin of 3.68% outpaced the fourth quarter 2002 net interest margin of 3.64%.

The lower net interest margin is also a reflection of the growth in investment securities outpacing the growth in loans from the first quarter of 2002 to the first quarter in 2003. During this period, investment securities grew $261,375,000 or 37.5% while loans grew $8,059,000 or less than 1.0%. The growth in loans during the first quarter of 2003 represented the first increase in loans since the second quarter of 2002. The loan growth during this period was impacted by the decline in both the indirect vehicle and vehicle leasing portfolios. Net of these two products, total loans grew 7.7%, led by increases in commercial related loans and home equity loans.

The corporation also experienced an improvement in loan quality during the first quarter of 2003, compared to the first and fourth quarters of 2002. The ratio of the allowance for loan losses to nonperforming loans (nonaccruing loans and loans 90 days or more past due) was 286.6% at March 31, 2003, compared to 272.8% at December 31, 2002, and 268.5% at March 31, 2002. Nonperforming assets, including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due was .26% of total assets at March 31, 2003, an improvement from the .27% at December 31, 2002, and the .30% at March 31, 2002. The lower provision for loan losses expensed in the first quarter of 2003, compared to the first quarter of 2002 is reflective of the small growth in loans and improved loan quality.

Total deposits grew $246,035,000 or 14.4% from March 31, 2002, to March 31, 2003. Core deposits represented $212,763,000 or 86.5% of this growth. Other borrowings increased $28,090,000 or 12.8%, primarily due to a rise in long-term borrowings associated with match funding of long-term loan commitments.

Other operating income of $7,211,000 earned in the first quarter of 2003, included income on life insurance of $1,119,000. Net of the income on life insurance, first quarter 2003, other operating income increased $569,000, or 10.3%, compared to the same period in 2002. This rise in other operating income is primarily the result of increases in service charges, other income and net security gains of $309,000, $177,000 and $85,000, respectively. The growth in service charges is the result of an increase in fee earning deposits. The rise in other income is primarily the result of higher residential mortgage loan sale gains.

The first quarter 2003, other operating expenses of $15,513,000 increased $1,034,000 or 7.1% from $14,479,000 in the first quarter of 2002. Contributing to this growth were increases in other expenses, salaries and employee benefits, and furniture and fixtures of $1,075,000, $156,000 and $17,000, respectively. The rise in other expenses was due to the $1,300,000 increase in the off-lease vehicle residual reserve expense in the first quarter of 2003, compared to the first quarter of 2002. The corporation reviews the off-lease vehicle residual reserve on a quarterly basis. The total 2002 off-lease residual reserve expense was $2,737,000. This increase in other expenses was partially offset by both lower loan related expenses and deferred compensation expenses. Net of the increase in the off-lease vehicle residual reserve expense, other operating expenses decreased $266,000 or 1.9% in the first quarter of 2003, compared to the first quarter of 2002.

Providing Real Life Financial Solutions, Harleysville National Corporation (HNC) has assets in excess of $2.4 billion and operates 40 banking offices in 9 counties throughout Eastern Pennsylvania through its three subsidiary banks - Harleysville National Bank and Trust Company, Citizens National Bank and Security National Bank. Investment Management and Trust Services are provided throughout the company by Harleysville National Bank and Trust Company. HNC continues its fine performance with 27 years of record earnings and 28 years of increased dividends. Harleysville National Corporation's stock is traded in the over-the-counter market under the symbol "HNBC" and commonly quoted under Nasdaq National Market Issues. For more information, visit the HNC Web site at www.hncbank.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company's filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data
March 31, 2003
(unaudited)

For the period:		Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2003	2002	2002	2002	2002
Interest Income	$ 30,585	$ 32,371	$ 33,118	$ 33,452	$ 33,689
Interest Expense	11,386	13,088	13,439	13,002	13,081
Net Interest Income	19,199	19,283	19,679	20,450	20,608
Provision For Loan Losses	609	969	956	1,094	1,351
Net Interest Income After
Provision For Loan Losses	18,590	18,314	18,723	19,356	19,257

Service Charges	1,830	1,929	1,846	1,627	1,521
Security Gains, Net	1,316	282	719	1,243	1,231
Trust and Investment Services Income	888	955	896	1,031	883
Bank-Owned Life Insurance Income	631	789	631	631	638
Income on Life Insurance	1,119	-	-	-	-
Other Income	1,427	1,485	1,349	1,587	1,250
Total Other Income	7,211	5,440	5,441	6,119	5,523

Salaries, Wages and Employee Benefits	7,841	7,182	7,550	7,396	7,685
Occupancy	1,023	927	844	821	1,237
Furniture and Equipment	1,305	1,500	1,428	1,319	1,288
Other Expenses	5,344	3,994	3,679	5,178	4,269
Total Other Operating Expenses	15,513	13,603	13,501	14,714	14,479

Income Before Income Taxes	10,288	10,151	10,663	10,761	10,301
Income Tax Expense	1,823	1,828	2,250	2,383	2,488
Net Income	$ 8,465	$ 8,323	$ 8,413	$ 8,378	$ 7,813

Per Common Share Data:
Weighted Average Common Shares - Diluted	19,575,609	19,641,918	19,687,990	19,653,576	19,690,686
Weighted Average Common Shares - Basic	19,016,312	19,063,209	19,113,519	19,131,175	19,180,591
Net Income Per Share - Diluted	$ 0.43	$ 0.42	$ 0.43	$ 0.42	$ 0.40
Net Income Per Share - Basic	$ 0.45	$ 0.43	$ 0.44	$ 0.44	$ 0.41
Cash Dividend Per Share *	$ 0.190	$ 0.210	$ 0.171	$ 0.162	$ 0.162
Book Value	$ 11.32	$ 10.84	$ 10.93	$ 10.88	$ 10.15
Market Value	$ 24.33	$ 26.53	$ 24.14	$ 25.72	$ 22.18

* The cash dividend payable December 16, 2002 included a $.03 special cash dividend.

	2003	2002	2002	2002	2002
Asset Quality Data:	1Q	4Q	3Q	2Q	1Q
Nonaccural Loans	$ 4,492	$ 5,109	$ 5,325	$ 4,888	$ 5,357
90 + Days Past Due Loans	1,406	1,193	1,580	1,005	649
Nonperforming Loans	5,898	6,302	6,905	5,893	6,006
Net Assets In foreclosure	485	390	473	658	459
Nonperforming Assets	$ 6,383	$ 6,692	$ 7,378	$ 6,551	$ 6,465
Loan Loss Reserve	$ 16,902	$ 17,190	$ 17,139	$ 16,855	$ 16,125
Loan Loss Reserve / Loans	1.26%	1.29%	1.28%	1.25%	1.21%
Loan Loss Reserve / Nonperforming Loans	286.6%	272.8%	248.2%	286.0%	268.5%
Nonperforming Assets / Total Assets	0.26%	0.27%	0.30%	0.29%	0.30%
Net Loan Charge-offs	$ 898	$ 918	$ 672	$ 364	$ 784
Net Loan Charge-offs (annualized) / Average Loans	0.27%	0.28%	0.20%	0.11%	0.24%

	2003	2002	2002	2002	2002
Selected Ratios (annualized):	1Q	4Q	3Q	2Q	1Q
Return on Average Assets	1.38%	1.34%	1.44%	1.51%	1.43%
Return on Average Shareholders' Equity	16.18%	16.10%	16.71%	17.38%	16.24%
Return on Average Shareholders' Realized Equity*	16.78%	16.81%	17.29%	17.54%	16.62%
Yield on Earning Assets (FTE)	5.65%	5.86%	6.33%	6.70%	6.86%
Cost of Interest Bearing Funds	2.34%	2.64%	2.92%	2.99%	3.07%
Net Interest Margin (FTE)	3.68%	3.64%	3.90%	4.22%	4.31%
Leverage Ratio	8.49%	8.19%	8.61%	8.87%	8.86%

* Excluding unrealized gain (loss) on investment securities available for sale.

Balance Sheet (Period End):	2003	2002	2002	2002	2002
	1Q	4Q	3Q	2Q	1Q
Assets	$ 2,470,414	$ 2,490,864	$ 2,472,052	$ 2,292,155	$ 2,172,935
Earning Assets	2,324,511	2,346,669	2,318,495	2,149,142	2,042,630
Securities	959,095	971,467	949,276	788,132	697,720
Loans, Net	1,337,130	1,333,292	1,344,199	1,346,288	1,329,071
Other Earning Assets	28,286	41,910	25,020	14,722	15,839
Total Deposits	1,953,466	1,979,822	1,951,199	1,788,711	1,707,431
Non-Interest Bearing Deposits	270,759	269,781	267,254	256,407	241,285
Interest Bearing Checking	234,660	249,646	251,571	185,455	175,527
Money Market	507,913	488,944	427,006	410,791	404,572
Savings	212,967	202,003	197,122	201,726	192,152
Time, under $100,000	516,994	526,885	534,967	525,893	495,432
Time, $100,000 or greater	210,173	242,563	273,279	208,439	198,463
Other Borrowings	247,919	253,906	255,002	250,169	219,829
Federal Home Loan Bank	162,750	162,750	162,750	162,750	142,750
Other Borrowings	85,169	91,156	92,252	87,419	77,079
Shareholders' Equity	215,109	206,206	208,666	198,153	188,868

Balance Sheet (Daily Average):	2003	2002	2002	2002	2002
	1Q	4Q	3Q	2Q	1Q
Assets	$ 2,450,397	$ 2,491,372	$ 2,342,225	$ 2,221,868	$ 2,178,459
Earning Assets	2,321,612	2,360,479	2,213,646	2,096,067	2,052,938
Securities	970,336	1,000,651	856,783	707,268	723,902
Loans, Net	1,329,093	1,337,848	1,339,041	1,340,543	1,315,458
Other Earning Assets	22,183	21,980	17,822	48,256	13,578
Total Deposits	1,938,766	1,966,489	1,831,087	1,732,297	1,700,516
Non-Interest Bearing Deposits	242,793	244,785	242,568	235,992	227,122
Interest Bearing Checking	235,502	248,302	203,621	180,305	167,710
Money Market	498,328	476,107	408,673	411,330	411,415
Savings	207,512	201,157	201,034	196,945	185,242
Time, under $100,000	523,089	529,515	533,923	507,885	487,131
Time, $100,000 or greater	231,542	266,623	241,268	199,840	221,896
Other Borrowings	252,411	263,062	253,855	242,938	228,578
Federal Home Loan Bank	162,750	162,750	162,750	159,179	138,750
Other Borrowings	89,661	100,312	91,105	83,759	89,828
Shareholders' Equity	209,241	206,739	201,402	192,786	192,407